UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 5, 2007


                    CARGO CONNECTION LOGISTICS HOLDING, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                    0-28233                 65-0510294
 (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)

            600 BAYVIEW AVENUE, INWOOD, NEW YORK                 11096
            (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (516) 239-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement
             ------------------------------------------

On August 29, 2007, Cargo Connection Logistics Holding, Inc., a Florida corporation (the "Company"), entered into a letter agreement with Fleet Global Services, Inc., a Florida corporation ("Fleet") and Mack Fulmer, to acquire all of the issued and outstanding shares of capital stock of Fleet (the "Acquisition"). The following description of the material terms of the Letter Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K. Capitalized terms used below without definition are defined in the Letter Agreement.

PURCHASE PRICE

The aggregate purchase price, payable to or at the direction of the shareholders of Fleet by the Company, for the Acquisition, will consist of:
     o   $1,000,000 cash,
     o   270,000,000 shares of Common Stock of the Company, and
     o Payments consisting of the number of shares of Common Stock, valued at the closing price per share on the Closing Date, as equals ten percent of the net earnings before interest, taxes, depreciation and amortization ("EBITDA") of Fleet's business for the years ending on the first and second anniversary of the Closing Date, provided the maximum amount of shares to be issued shall not exceed the number of shares equal to one-third of the outstanding shares of Company on the Closing Date.

CONDITIONS TO CLOSING

The consummation of the Acquisition as contemplated by the Letter Agreement is subject to the following conditions, among others:
     o   the Company's satisfaction with its due diligence review of Fleet;
     o execution of mutually acceptable definitive documentation containing representations, warranties, terms and conditions customary for transactions of this type;
     o purchase of all of the issued and outstanding capital stock of Fleet by Mack Fulmer prior to the closing of the Acquisition;
     o the Company closing a financing transaction in the aggregate amount of not less than $1,500,000;
     o the forgiveness of all intercompany debt of Fleet to Fulmer Logistics Corporation and its affiliates;
     o receipt by the Company of audited financial statements of Fleet for the fiscal years ended December 31, 2006 and 2005;
     o the execution and delivery by the Company of employment agreements with respect to Fleet's Key Employees; and
     o   Mack Fulmer becoming a director of the Company.

There is no assurance that the Company will be able to successfully raise the $1,500,000 required to consummate the Acquisition, nor that the other conditions to closing will be satisfied.

NO SHOP

Fleet agreed to not negotiate or furnish any information regarding any potential acquisition of Fleet or Fleet's business or assets to any party other than the Company until the earlier of 90 days from the date of the Letter Agreement or written termination by either Party of the Acquisition.

EMPLOYEES

The Company agreed to enter into employment agreements with two key employees of Fleet, Mack Fulmer and Cassandra Everett. The employment agreements will include a term of two years and non-competition covenants during the term and two years thereafter.

On September 5, we disseminated a press release disclosing our entering into the Letter Agreement.

Item 9.01   Exhibits
            --------

Exhibit
Number      Description
------      -----------

10.01 Letter Agreement, dated as of August 30, 2007, between Cargo Connection Logistics Holding, Inc. and Fleet Global Services, Inc.
99.01 Press Release of Cargo Connection Logistics Holding, Inc., dated September 5, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 5, 2007               Cargo Connection Logistics Holding, Inc.


                                        By:    /s/ Scott Goodman
                                            ------------------------------------
                                            Scott Goodman
                                            Chief Financial Officer